Exhibit 99.2
                                                                    ------------

                                Certification of
                             Chief Financial Officer
                         of Prime Medical Services, Inc.


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the "Form 10-K") for the year ended December 31, 2002 of Prime Medical Services, Inc., a Delaware corporation (the "Issuer").

I, John Q. Barnidge, the Chief Financial Officer of Issuer, certify that to the best of my knowledge:

         (i) the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  March  7, 2003.



                              /s/ John Q. Barnidge
                              -----------------------------------
                              John Q. Barnidge
                              Senior Vice President and Chief Financial Officer Prime Medical Services, Inc.